Exhibit 5.1

November 22, 2006

Comerica Incorporated
Comerica Tower at Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226
Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com

Ladies and Gentlemen:
          We have acted as outside counsel to Comerica Incorporated, a Delaware corporation (the “Company”). We refer to the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) relating to
     (i) shares of common stock, $.01 par value per share, of the Company, including shares of common stock issuable upon conversion or exercise of other securities described herein (the “Common Stock”);
     (ii) shares of preferred stock of the Company, including shares of preferred stock issuable upon conversion or exercise of other securities described herein (the “Preferred Stock”);
     (iii) depositary shares representing entitlement to all rights and preferences of a share of Preferred Stock of a specified series (the “Depositary Shares”);
     (iv) debt securities of the Company, which may be senior debt securities (the “Senior Securities”) or subordinated debt securities (the “Subordinated Securities” and together with the Senior Securities, the “Debt Securities”), including Debt Securities issuable upon conversion or exercise of other securities described herein;
     (v) warrants (the “Warrants”) to purchase shares of Common Stock, Preferred Stock or Debt Securities;
     (vi) stock purchase contracts (the “Stock Purchase Contracts”) obligating holders to purchase from or sell to the Company, and the Company to sell to or purchase
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from the holders, a specified number of shares of Common Stock, shares of Preferred Stock or Depositary Shares;
     (vii) stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and any combination of Debt Securities, capital securities (“Capital Securities”) issued by trusts (each, a “Trust”), all of whose common securities are owned by the Company or by one of its subsidiaries or debt obligations of third parties, including U.S. Treasury securities; and
     (viii) guarantees (the “Guarantees”) of the Capital Securities.
     The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units and the Guarantees are referred to herein collectively as the “Offered Securities.” The Offered Securities being registered under the Registration Statement will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, as amended (the “Act”).
          Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Offered Securities:
     (i) the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositaries to be named therein;
     (ii) the Senior Securities will be issued under an indenture (the “Senior Indenture”), to be entered into between the Company and the institutions named therein (each a “Senior Trustee”);
     (iii) the Subordinated Securities will be issued under the indenture, dated as of May 1, 2003 (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures” and each, individually, an “Indenture”), between the Company and JPMorgan Chase Bank, as trustee (the “Subordinated Trustee” and together with the Senior Trustee, the “Trustees”);
     (iv) the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each to be entered into between the Company and the warrant agents named therein; and
     (v) the Guarantees will be issued pursuant to one or more capital securities guarantee agreements, each to be entered into between the Company and the trustee in respect of the related capital securities.
          The Company’s board of directors has taken and will take from time to time corporate action relating to the issuance of the Offered Securities (the “Corporate Proceedings”). Certain terms of the Offered Securities may be established by certain officers of the Company who will be authorized by the Corporate Proceedings. In rendering the opinions expressed below, we have supervised the examination of (a) the Restated Certificate of Incorporation of the Company and all amendments thereto; (b) the Amended and Restated Bylaws of the Company and all amendments thereto; (c) the Form S-3 Registration Statement filed on the date hereof, pursuant to which the Offered Securities are to be registered under the Securities Act of 1933, as amended; (d) resolutions of the board of directors of the Company; and (e) such other documents, corporate records and instruments as I have deemed necessary or advisable for the purpose of this opinion.
          In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.
          Based upon and subject to the foregoing and assuming that (i) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (ii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iii) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (iv) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the prospectus supplement(s), pricing supplement(s) or term sheet(s) referred to therein; and (v) the Company will authorize the offering and issuance of the Offered Securities and the terms and conditions thereof and will take any other appropriate additional corporate action, we are of the opinion that:
     (i) the Company is a duly incorporated and existing corporation under the laws of the State of Delaware;
     (ii) except with respect to Common Stock issuable upon (i) the conversion of Debt Securities or Preferred Stock, (iii) the exercise of Warrants or (ii) the settlement of the Stock Purchase Contracts or the Stock Purchase Units, when the Common Stock has been issued and sold, in the manner contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Common Stock has been authorized by all necessary corporate action and that the certificates evidencing such shares of Common Stock are duly executed and delivered;
     (iii) with respect to Common Stock issuable upon the conversion of Debt Securities or Preferred Stock that are by their terms convertible, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Common Stock upon conversion of such securities has been authorized by all necessary corporate action, that such securities have been converted in accordance with their terms and that the certificates evidencing such shares of Common Stock are duly executed and delivered;

     (iv) with respect to Common Stock issuable upon exercise of Warrants, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Common Stock upon exercise of such Warrants has been authorized by all necessary corporate action, that such Warrants has been exercised in accordance with their terms and that the certificates evidencing such shares of Common Stock are duly executed and delivered;
     (v) with respect to Common Stock issuable upon settlement of Stock Purchase Contracts or Stock Purchase Units, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Common Stock upon settlement of such Stock Purchase Contracts or Stock Purchase Units has been authorized by all necessary corporate action, that such Stock Purchase Contracts or Stock Purchase Units have been settled in accordance with their terms and that the certificates evidencing such shares of Common Stock are duly executed and delivered;
     (vi) except with respect to Preferred Stock issuable upon (i) the conversion of Debt Securities, (ii) the exercise of Warrants or (iii) the settlement of the Stock Purchase Contracts or the Stock Purchase Units, when the Preferred Stock has been issued and sold, in the manner contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock has been authorized by all necessary corporate action and that the certificates evidencing such shares of Preferred Stock are duly executed and delivered;
     (vii) with respect to Preferred Stock issuable upon the conversion of Debt Securities that are by their terms convertible, such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock upon conversion of such Debt Securities has been authorized by all necessary corporate action, that such Debt Securities have been converted in accordance with their terms and that the certificates evidencing such shares of Preferred Stock are duly executed and delivered;
     (viii) with respect to Preferred Stock issuable upon exercise of Warrants, such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock upon exercise of such Warrants has been authorized by all necessary corporate action, that such Warrants has been exercised in accordance with their terms and that the certificates evidencing such shares of Preferred Stock are duly executed and delivered;
     (ix) with respect to Preferred Stock issuable upon settlement of Stock Purchase Contracts or Stock Purchase Units, such Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable, assuming the issuance of the Preferred Stock upon settlement of such Stock Purchase Contracts or Stock Purchase Units has been authorized by all necessary corporate action, that such Stock Purchase Contracts or Stock Purchase Units have been settled in accordance with their terms and that the certificates evidencing such shares of Preferred Stock are duly executed and delivered;

     (x) the Deposit Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (xi) except with respect to Depositary Shares issuable upon (i) the conversion of Debt Securities, the exercise of Warrants or (iii) the settlement of the Stock Purchase Contracts or the Stock Purchase Units, the Depositary Shares have been duly authorized by the Company and, when the Deposit Agreement has been duly executed and delivered by the Company and the Depositary and when the Depositary Shares have been executed and delivered by the Company and countersigned by the Depositary in accordance with the Deposit Agreement and when payment therefor is received, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Deposit Agreement;
     (xii) with respect to Depositary Shares issuable upon the conversion of Debt Securities that are by their terms convertible, such Depositary Shares will be duly authorized, executed and delivered and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Deposit Agreement, assuming the issuance of the Depositary Shares upon conversion of such Debt Securities has been authorized by all necessary corporate action, that such Debt Securities have been converted in accordance with their terms and that the certificates evidencing such Depositary Shares are duly executed and delivered and countersigned by the Depositary;
     (xii) with respect to Depositary Shares issuable upon the exercise of Warrants, such Depositary Shares will be duly authorized, executed and delivered and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Deposit Agreement, assuming the issuance of the Depositary Shares upon exercise of such Warrants has been authorized by all necessary corporate action, that such Warrants have been exercised in accordance with their terms and that the certificates evidencing such Depositary Shares are duly executed and delivered and countersigned by the Depositary;
     (xiii) with respect to Depositary Shares issuable upon settlement of Stock Purchase Contracts or Stock Purchase Units, such Depositary Shares will be duly authorized, executed and delivered and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Deposit Agreement, assuming the issuance of the Depositary Shares upon settlement of such Stock Purchase Contracts or Stock Purchase Units has been authorized by all necessary corporate action, that such Stock Purchase Contracts or Stock Purchase Units have been settled in accordance with their terms and that the certificates evidencing such Depositary Shares are duly executed and delivered and countersigned by the Depositary;
     (xiv) the Senior Indenture has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (xv) the Senior Securities have been duly authorized by the Company and, when the Senior Indenture has been duly executed and delivered by the Company and the Senior Trustee and when the Senior Securities have been executed and delivered by the Company and authenticated by the Senior Trustee in accordance with the Senior Indenture and when payment therefor is received, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Senior Indenture;
     (xvi) the Subordinated Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (xvii) the Subordinated Securities have been duly authorized by the Company and, when executed and delivered by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and when payment therefor is received, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Subordinated Indenture;
     (xviii) the Warrant Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (xix) the Warrants have been duly authorized by the Company and, when when the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and when the Warrants have been executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the Warrant Agreement and when payment therefor is received, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Warrant Agreement;
     (xx) the Stock Purchase Contracts has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
     (xxi) the Capital Securities Guarantee Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
     (xxii) the Capital Securities Guarantees have been duly authorized by the Company and, when the Capital Securities Guarantee Agreement has been executed and delivered by the Company and the related capital securities are validly issued by the Trust and countersigned by the trustee in respect thereof and when payment therefor is received, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits provided by the Capital Securities Guarantee Agreement.
               This opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).
               The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.
               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
Mayer, Brown, Rowe & Maw LLP